Exhibit 107

Calculation of Filing Fee Tables

S-4

(Form Type)

Blackstone Products, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	457(c),(f)	18,113,937(1)	$10.28(3)	$186,211,272.36	0.0000927	$17,261.78

	Equity	Common Stock	457(f)(2)	55,644,535(3)	$0.73(4)	$40,082,593.00	0.0000927	$ 3,715.66

	Equity	Warrants to purchase shares of Common Stock	—	16,372,350(5)	—	—	—	—

	Equity	Common Stock underlying Warrants	457(g)(1)	16,372,350(6)	$11.50	$188,282,025.00	0.0000927	$17,453.74

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—		—

	Total Offering Amounts							$38,431.19

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$38,431.19

(1)   Includes (i) 13,800,000 shares of common stock of Blackstone Products, Inc. (“NewCo”), a wholly-owned subsidiary of Ackrell SPAC Partners I Co. (“Ackrell”), par value $0.0001 per share (“NewCo common stock”), to be issued to the public stockholders of Ackrell in exchange for the shares of the common stock of Ackrell, par value $0.0001 per share (“Ackrell common stock”) underlying the public subunits of Ackrell, based on the estimate that such number of shares will be outstanding and held by such stockholders immediately prior to the business combination; (ii) 3,450,000 shares of NewCo common stock to be issued to the initial stockholders of Ackrell in exchange for an equal number of founder shares issued to them in connection with the formation of Ackrell; (iii) 380,000 shares of NewCo common stock to be issued to holders of shares of Ackrell common stock that were issued to EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters for Ackrell’s initial public offering and its designees, in exchange for an equal number of shares of Ackrell common stock; and (iv) 539,000 shares of NewCo common stock to be issued to the holders of the shares of Ackrell common stock underlying private subunits of Ackrell.

(2)   Pursuant to Rule 416(a), there are also being registered an indeterminate number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)   Pursuant to Rules 457(c) and 457(f) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is $10.30 based upon the average of the high and low prices of Ackrell subunits on February 10, 2022.

(4)   Represents (i) 55,644,535 shares of NewCo common stock to be issued to the members of North Atlantic Imports, LLC d/b/a/ Blackstone Products (“Blackstone”) in exchange for their direct or indirect membership interests in Blackstone. Pursuant to Rules 457(f)(2) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the aggregate book value of the securities of Blackstone as of September 30, 2021.

(5)   Reflects warrants to purchase 14,339,000 shares of NewCo common stock (“NewCo warrants”) based on the maximum number of public and private warrants of Ackrell included that will be cancelled and exchanged for NewCo warrants pursuant to the business combination.

(6)   The maximum number of NewCo warrants and shares of NewCo common stock issuable upon exercise of the NewCo warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the NewCo warrants has been allocated to the shares of underlying NewCo common stock and those shares of NewCo common stock are included in the registration fee. Pursuant to Rules 457(g)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the NewCo common stock underlying the NewCo warrants is calculated based on the $11.50 exercise price of the NewCo warrants.